Exhibit 99.5

TOWERS WATSON & CO. ATTN: LEGAL DEPARTMENT 901 N. GLEBE ROAD ARLINGTON, VA 22203	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on [●], 2015. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on [●]. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TOWERS WATSON & CO.

The Board of Directors recommends you vote FOR Proposals 1, 2 and 3.

		For	Against	Abstain

1.

To approve and adopt the Agreement and Plan of Merger, dated as of June 29, 2015, by and among Willis Group Holdings Public Limited Company, Citadel Merger Sub, Inc. and Towers Watson & Co. (the “Merger Agreement”) and the transactions contemplated thereby.

(Proposal 1)

		☐	☐	☐

2.	To approve, by non-binding advisory vote, specified compensatory arrangements between Towers Watson & Co. and its named executive officers relating to the transactions contemplated by the Merger Agreement.
	(Proposal 2).	☐	☐	☐

3.	To approve the adjournment of the Towers Watson special meeting if necessary or appropriate to, among other things, solicit additional votes if there are insufficient votes at the time of the Towers Watson special meeting to approve Proposal 1.
	(Proposal 3).	☐	☐	☐

4.	In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any postponement or adjournment thereof.

Please sign exactly as name appears above. Joint owners should each sign. Executors, administrators, trustees, custodians, etc. should so indicate when signing. If the stockholder is a corporation, please sign the full name of the duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

TOWERS WATSON & CO.

Special Meeting of Stockholders

[●]

[●], 2015

[●], local time

Important Notice Regarding Internet Availability of Proxy Materials for the

Special Meeting:

The Notice and Joint Proxy Statement/Prospectus and Annual Report are available at www.proxyvote.com.

TOWERS WATSON & CO.

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and joint proxy statement/prospectus, and hereby appoints John J. Haley and Kirkland L. Hicks, and each of them, as his or her proxies, each with the power of substitution and resubstitution, and authorizes them to represent and to vote all of his or her shares of capital stock of Towers Watson & Co., at the Towers Watson special meeting to be held on [●], 2015 at [●] office located at [●], at [●], local time and any adjournment(s) or postponement(s) thereof, with the same authority as if the stockholder(s) were personally present as provided on this proxy card.

THE UNDERSIGNED HEREBY REVOKES ANY PROXY PREVIOUSLY GIVEN AND ACKNOWLEDGES RECEIPT OF THE NOTICE AND JOINT PROXY STATEMENT/PROSPECTUS FOR THE SPECIAL MEETING. Attendance of the undersigned at the meeting or any adjournment(s) or postponement(s) thereof will not be deemed to revoke this proxy unless the undersigned also votes at the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be marked, dated and signed on reverse side

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